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                                                   News Release




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
Contacts:  Media:         WorldCom                          Investors:       WorldCom
                          Terri Howell                                       Gary Brandt
                          601-360-8750                                       601-360-8544

                          Brooks Fiber                                       Brooks Fiber
                          Paula Fassi                                        Waymon Tipton
                          800-799-8914 ext. 539                     800-799-8914 ext. 313
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FOR IMMEDIATE RELEASE


                     WORLDCOM/BROOKS FIBER MERGER COMPLETED

JACKSON, Miss., January 30, 1998 - WorldCom, Inc. (WCOM) today announced the merger between WorldCom and Brooks Fiber Properties, Inc. (BFPT) has been completed and was effective Thursday, January 29 at 11:59 p.m. eastern standard time.

As a result of the merger, each share of Brooks Fiber common stock was converted into the right to receive 1.85 shares of WorldCom common stock.

WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia-Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depositary shares of WorldCom trade on the Nasdaq National Market (U.S.) under the symbol WCOM and WCOMP, respectively. On November 10, 1997, WorldCom announced a difinitive merger agreement with MCI Communications Corporation to form a new company called MCI WorldCom. The company expects the merger to close in mid-1998.

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